UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported:)	June 6, 2013

Tandy Leather Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of principal executive offices)	(Zip Code)

(817) 872-3200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 6, 2013, Tandy Leather Factory, Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Broadridge Corporate Issuer Solutions, Inc., as rights agent.  In connection therewith, the Board of Directors of the Company (the “Board”) declared a dividend of one preferred share purchase right (“Right”) for each outstanding share of the Company’s common stock, par value $0.0024 per share (the “Common Stock”).  The dividend is payable on June 16, 2013 to stockholders of record as of the close of business on such date (the “Record Date”).  In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as defined below).

The Board adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics.  In general terms, it works by imposing a significant penalty upon any person or group that acquires 20% or more of the outstanding Common Stock without the approval of the Board (an “Acquiring Person”).  The Rights Agreement should not interfere with any merger or other business combination approved by the Board. An exception has been included in the Rights Agreement to ensure that certain owners, including their respective affiliates and associates, are not by virtue of their share ownership automatically deemed to be an Acquiring Person upon adoption of the Rights Agreement unless any such owner subsequently acquires additional shares of Common Stock and after giving effect to such acquisition owns 20% or more of the outstanding Common Stock.

The following is a general description of the terms of the Rights Agreement.  This description is qualified in its entirety by the full text of the Rights Agreement, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Rights.  The Board authorized the issuance of one Right with respect to each share of Common Stock outstanding on the Record Date.  The Rights will initially trade with, and will be inseparable from, the Common Stock.  New Rights will accompany any new shares of Common Stock issued after the Record Date until the earlier of the Distribution Date, the redemption date or the final expiration date of the Rights, as described below.

Exercise Price.  Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.10 per share (“Preferred Shares”), for $30.00, subject to adjustment under certain conditions (the “Purchase Price”), once the Rights become exercisable.

Exercisability.  The Rights will not be exercisable until

•
10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 20% or more of the outstanding Common Stock (or by obtaining beneficial ownership of any additional shares of the Company’s outstanding Common Stock in the case of any Acquiring Person who beneficially owned 20% or more of the outstanding Common Stock prior to the first public announcement of the adoption of the Rights Agreement), or, if earlier;

•
10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group commences a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

For purposes of the Rights Agreement, beneficial ownership is defined to include shares of Common Stock that are deemed to be constructively owned (as defined in the Rights Agreement) as a result of certain synthetic or derivative positions.

The date when the Rights become exercisable is referred to as the “Distribution Date.”  Until the Distribution Date, the Rights are evidenced, with respect to any Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates, and with respect to any shares of Common Stock held in uncertificated form as of the Record Date, by the account balances indicated in the book-entry system for the Company’s Common Stock, in each case together with a copy of a Summary of Rights that the Company will send to all holders of record of Common Stock as of the Record Date.  Until the Distribution Date, new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares will contain a notation regarding the Rights (which certificates will evidence the associated Rights) and the Company will deliver a notice regarding the Rights upon the transfer or new issuance of shares of Common Stock held in book-entry form (which book-entry account balances together with such notice will evidence the associated Rights).  Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Stock or book-entry shares, with or without such notation, notice or Summary of Rights, will also constitute the transfer of the associated Rights.  After the Distribution Date, the Rights will separate from the Common Stock and be evidenced by Right certificates that the Company will mail to all eligible holders of Common Stock.  Any Rights held by an Acquiring Person will be void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•
Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person or any associate or affiliate thereof may, upon exercise of a Right, purchase for the Purchase Price shares of Common Stock with a market value of two times the Purchase Price, based on the market price of the Common Stock prior to such acquisition.  If the Company does not have a sufficient number of shares of Common Stock available, the Company may under certain circumstances substitute Preferred Shares or other securities or property for the Common Stock into which the Rights would have otherwise been exercisable.

•
Flip Over.  If the Company is acquired in a merger or similar transaction after an Acquiring Person becomes such, all holders of Rights except the Acquiring Person or any associate or affiliate thereof may, upon exercise of a Right, purchase for the Purchase Price shares of the acquiring company with a market value of two times the Purchase Price, based on the market price of the acquiring company’s stock prior to such merger.

Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued:
•	will not be redeemable.
•	will entitle the holder to quarterly dividend payments equal to the dividend paid on one share of Common Stock.
•	will entitle the holder upon liquidation to receive either $1.00 or an amount equal to the payment made on one share of Common Stock, whichever is greater.
•	will have the same voting power as one share of Common Stock.
•	if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle the holder to a payment equal to the payment made on one share of Common Stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of Common Stock.

Expiration.  The Rights will expire at 5:00 P.M., New York City, New York time, on June 6, 2016.  The expiration date for the Rights may be advanced or extended by the Board, and the Rights may be redeemed or exchanged prior to the expiration date by the Board as described below.

Redemption.  The Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right.  The redemption price will be adjusted in the event of a stock split or stock dividends of the Common Stock.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security or other property for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions.  The Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights are subject to adjustment from time to time as set forth in the Rights Agreement to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Stock.  No adjustments to the Purchase Price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights except that after a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights. Because the Board has the ability to amend the Rights Agreement in any manner, or redeem the Rights prior to the time a person or group becomes an Acquiring Person, the Rights should not interfere with a negotiated acquisition, but, in fact, have been designed to encourage a party interested in merging or consolidating with the Company to negotiate with the Board before making an offer.

Item 3.03.                      Material Modification to Rights of Security Holders

The information required by this Item 3.03 is incorporated by reference from Item 1.01 above.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Rights Agreement, the Board of Directors approved a Certificate of Designations of Series A Junior Participating Preferred Stock designating 25,000 Preferred Shares.  The Company filed the Certificate of Designations for the Preferred Shares on June 10, 2013 with the Secretary of State of the State of Delaware and the Certificate of Designations became effective on such date.  A description of the Preferred Shares is set forth in Item 1.01 of this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.  Such description is qualified in its entirety by reference to the Certificate of Designations. The full text of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01                      Other Events

On June 10, 2013, the Company issued a press release announcing the declaration of the Rights dividend and the adoption of the Rights Agreement.  A copy of the press release is filed with this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Tandy Leather Factory, Inc.

4.1
Rights Agreement dated as of June 6, 2013 between Tandy Leather Factory, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (including the form of Certificate of Designations of Series A Junior Preferred Stock attached thereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C)

99.1	Press release issued June 10, 2013 by Tandy Leather Factory, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Tandy Leather Factory, Inc.

By: /s/ Jon Thompson
Jon Thompson
Chief Executive Officer and President

Dated:  June 10, 2013

EXHIBIT INDEX

Description of Exhibit

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Tandy Leather Factory, Inc.

4.1
Rights Agreement dated as of June 10, 2013 between Tandy Leather Factory, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (including the form of Certificate of designations of Series A Junior Preferred Stock attached thereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C)

99.1           Press release issued June 10, 2013 by Tandy Leather Factory, Inc.